SUB-ITEM 77Q1(e)

                                 AMENDMENT NO. 1

                                       TO

            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

     This Amendment dated as of April 29, 2005, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Agreement"), dated October 29, 2003, between A I M Advisors, Inc. and INVESCO Institutional (N.A.), Inc.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to add a new portfolio, AIM Global Real Estate Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A
                                       TO
            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

     AIM INVESTMENT SECURITIES FUNDS

          AIM Real Estate Fund

          AIM Global Real Estate Fund"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

A I M ADVISORS, INC.                    INVESCO INSTITUTIONAL (N.A.), INC.


By: /s/ Dawn M. Hawley                  By: /s/ Joe V. Rodriguez
    ---------------------------------       ------------------------------------
    Dawn M. Hawley                      Name: Joe V. Rodriguez
    Senior Vice President               Title: Vice President